Exhibit 10.1

LIGHTBRIDGE, INC.

Amendment to the 1996 Stock Purchase Plan, as Amended

Effective May 30, 2002, Paragraph 11(a) of the Lightbridge, Inc. 1996 Stock Purchase Plan, as amended, was further amended by deleting the number “400,000” in the first sentence thereof and substituting therefor the number “600,000.”